Exhibit 99.1

For Additional Information:

Aaron Reyes

Sunstone Hotel Investors, Inc.

(949) 382-3018

SUNSTONE HOTEL INVESTORS REPORTS RESULTS FOR THIRD QUARTER 2023

ALISO VIEJO, CA – November 7, 2023 – Sunstone Hotel Investors, Inc. (the “Company” or “Sunstone”) (NYSE: SHO) today announced results for the third quarter ended September 30, 2023.

Third Quarter 2023 Operational Results (as compared to Third Quarter 2022):

●	Net Income: Net income was $15.6 million as compared to $20.5 million.
●	Comparable RevPAR: Comparable RevPAR was $222.54 and was generally unchanged as compared to the prior year. The average daily rate was $305.69 and occupancy was 72.8%. RevPAR at the Company’s urban and convention hotels increased 7.4%.
●	Adjusted EBITDAre: Adjusted EBITDAre, excluding noncontrolling interest decreased 0.2% to $63.7 million.
●	Adjusted FFO: Adjusted FFO attributable to common stockholders per diluted share decreased 4.2% to $0.23.

Information regarding the non-GAAP financial measures disclosed in this release is provided below in “Non-GAAP Financial Measures.” Reconciliations of non-GAAP financial measures to the most comparable GAAP measure for each of the periods presented are included later in this release.

Bryan A. Giglia, Chief Executive Officer, stated, “Overall, we are pleased with our results in the third quarter as we delivered earnings above the high-end of our guidance range despite having to navigate disruption from the tragic fires on Maui. We remain grateful for the dedication of the hotel associates at Wailea Beach Resort who have worked tirelessly to care for guests and members of the community in the weeks since the fires. While leisure demand continued to moderate during the quarter, our portfolio of well-located urban and convention assets turned in a strong performance. Our operators diligently managed costs, which contributed to better than expected profitability even as leisure travel patterns normalized.”

Mr. Giglia continued, “Shortly after the end of the quarter, we closed on the sale of Boston Park Plaza for an attractive all-cash price of $370 million. Boston Park Plaza has been a successful allocation of capital for Sunstone as we executed on our business plan, meaningfully grew the hotel’s earnings and are now exiting the investment to redeploy the proceeds into higher growth opportunities.”

Unaudited Selected Statistical and Financial Data ($ in millions, except RevPAR, ADR and per share amounts)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2023	2022	Change		2023	2022	Change

Net Income	$15.6	$20.5	(24.1)%		$79.7	$73.3	8.8%
Income Attributable to Common Stockholders per Diluted Share	$0.06	$0.08	(25.0)%		$0.33	$0.27	22.2%

Comparable RevPAR (1)	$222.54	$222.50	0.0%		$229.17	$208.84	9.7%

Comparable Occupancy (1)	72.8%	71.4%	140	bps	73.2%	66.7%	650	bps
Comparable ADR (1)	$305.69	$311.62	(1.9)%		$313.08	$313.10	0.0%

Comparable Adjusted EBITDAre Margin (1)	27.0%	28.4%	(140)	bps	28.9%	29.0%	(10)	bps

Adjusted EBITDAre, excluding noncontrolling interest	$63.7	$63.8	(0.2)%		$208.8	$165.0	26.5%
Adjusted FFO Attributable to Common Stockholders	$46.4	$51.3	(9.6)%		$157.6	$130.9	20.4%
Adjusted FFO Attributable to Common Stockholders per Diluted Share	$0.23	$0.24	(4.2)%		$0.76	$0.61	24.6%
(1)	Comparable operating statistics presented in this release include all 15 hotels owned by the Company at September 30, 2023, and include both prior ownership results and the Company’s ownership results for The Confidante Miami Beach, acquired by the Company in June 2022.

The Company’s actual results for the quarter ended September 30, 2023 compare to its guidance previously provided as follows:

Metric ($ in millions, except per share data)	Quarter Ended September 30, 2023 Guidance (1)	Quarter Ended September 30, 2023 Actual Results (unaudited)	Performance Relative to Prior Guidance Midpoint
Net Income	$8 to $13	$16	$5
Total Portfolio RevPAR Growth (as compared to the third quarter of 2022)	- 1.0% to + 2.0%	0.0%	- 50 bps
Adjusted EBITDAre	$57 to $62	$64	$4
Adjusted FFO Attributable to Common Stockholders	$38 to $44	$46	$5
Adjusted FFO Attributable to Common Stockholders per Diluted Share	$0.18 to $0.21	$0.23	$0.03
Diluted Weighted Average Shares Outstanding	207,500,000	206,000,000	- 1,500,000
(1)	Represents guidance presented on August 4, 2023.

Recent Developments

Boston Park Plaza Disposition: On October 26, 2023, the Company sold the 1,060-room Boston Park Plaza for a contractual gross sale price of $370.0 million, or approximately $350,000 per key. The Company acquired the hotel in 2013 and successfully executed a business plan to reinvigorate the well-located historic hotel, which resulted in substantial earnings growth over the Company’s ownership period. Based on the timing of the prior renovation, the Company anticipates that the hotel will require significant additional investment to maintain its competitive position and sustain its current level of earnings. The hotel generates the majority of its fourth quarter earnings in the month of October and the Company anticipates that it will record approximately $4.0 million of Hotel Adjusted EBITDAre for its ownership period in the fourth quarter. Based on the seasonal nature of the market, the hotel generally does not have earnings during the winter months from December to February. The Company is evaluating opportunities to reinvest the sale proceeds into assets that will generate higher growth, superior returns and greater per-share net asset value. Depending on reinvestment opportunities, the Company may redeploy a portion of the proceeds from the sale to repurchase its common stock.

The Westin Washington, DC Downtown: In October 2023, the Company converted its Renaissance Washington DC to The Westin Washington, DC Downtown, following a transformative renovation. The new flagship Westin hotel boasts 807 fully renovated guestrooms and suites, 70,000 square feet of new or renovated meeting space, a sophisticated new lobby with reimagined culinary offerings and the largest hotel fitness studio in the city. The repositioned hotel is expected to attract additional occupancy and garner higher rates which will increase the earnings potential and value of the hotel.

Stock Repurchase Program. During the third quarter of 2023, the Company repurchased 1,561,375 shares of its common stock at an average purchase price of $8.97 per share. Year to date through November 3, 2023, the Company has repurchased a total of 4,061,451 shares of its common stock at an average price of $9.26 per share for a total repurchase amount before expenses of $37.6 million, leaving $473.4 million of authorized capacity remaining under the Company’s stock repurchase program.

Balance Sheet and Liquidity Update

As of September 30, 2023, the Company had $185.0 million of cash and cash equivalents, including restricted cash of $71.2 million, total assets of $3.1 billion, including $2.6 billion of net investments in hotel properties, total debt of $819.6 million and stockholders’ equity of $2.1 billion.

Operations Update

October 2023, 2022 and 2019 results included the following ($ in millions, except RevPAR and ADR):

	October
12 Comparable Hotels (1)	2023 (2)	2022	2019	Change 2023 vs. 2022		Change 2023 vs. 2019
Room Revenue	$46.1	$45.7	$47.0	0.9%		(1.9)%

RevPAR	$230.19	$227.93	$234.71	1.0%		(1.9)%
Occupancy	73.5%	73.2%	86.4%	30	bps	(1,290)	bps
Average Daily Rate	$313.19	$311.38	$271.65	0.6%		15.3%

	October
14 Comparable Hotels (3)	2023 (2)	2022	2019	Change 2023 vs. 2022		Change 2023 vs. 2019
Room Revenue	$51.8	$51.6	N/A	0.4%		N/A

RevPAR	$250.17	$249.05	N/A	0.4%		N/A
Occupancy	73.0%	72.6%	N/A	40	bps	N/A
Average Daily Rate	$342.70	$343.05	N/A	(0.1)%		N/A

(1)	The 12 Comparable Hotels exclude the Boston Park Plaza, which was sold in October 2023, and the Montage Healdsburg and the Four Seasons Resort Napa Valley, which were newly-developed and not open in 2019. The 12 Comparable Hotels include both prior ownership results and the Company’s ownership results for The Confidante Miami Beach, acquired by the Company in June 2022.
(2)	October 2023 results are preliminary and may be adjusted during the Company’s month-end close process.
(3)	The 14 Comparable Hotels include all hotels owned by the Company at September 30, 2023 except the Boston Park Plaza and include both prior ownership results and the Company’s ownership results for The Confidante Miami Beach, acquired by the Company in June 2022.

Capital Investments Update

The Company invested $24.7 million and $73.9 million into its portfolio during the third quarter and first nine months of 2023, respectively, and $34.9 million and $97.5 million during the same periods in 2022. The Company now expects to invest approximately $110 million to $120 million into its portfolio in 2023, which is a reduction of $25 million as compared to the midpoint of its estimated range at the start of the year as certain capital expenditures related to the transformational conversion of The Confidante Miami Beach to Andaz Miami Beach are now expected to be incurred in 2024. The Company anticipates that it will incur approximately $12 million to $13 million of EBITDAre displacement in 2023 in connection with its planned capital investments.

2023 Outlook

For the fourth quarter of 2023, the Company expects:

Metric ($ in millions, except per share data)	Quarter Ended December 31, 2023 Guidance (1)
Net Income	$125 to $130
Total Portfolio RevPAR Growth (2)	- 3.0% to - 6.0%
Total Portfolio RevPAR Growth, excluding The Confidante Miami Beach (2)	- 0.5% to - 3.5%
Adjusted EBITDAre	$48 to $53
Adjusted FFO Attributable to Common Stockholders	$30 to $35
Adjusted FFO Attributable to Common Stockholders per Diluted Share	$0.14 to $0.17
Diluted Weighted Average Shares Outstanding	205,500,000

(1)	Detailed reconciliations of Net Income to non-GAAP financial measures are provided later in this release.
(2)	RevPAR Growth reflects comparison to the fourth quarter of 2022.

Fourth quarter 2023 guidance is based in part on the following full year assumptions:

●	A reduction of $2 million to $3 million in expected EBITDAre in the fourth quarter due to the combined impact of the disruption in demand at the Wailea Beach Resort following the Maui fires in early August and the sale of the Boston Park Plaza in late October.
●	Full year total Adjusted EBITDAre displacement of approximately $12 million to $13 million in connection with planned capital investments.
●	Full year corporate overhead expense (excluding deferred stock amortization) of approximately $21.0 million to $22.0 million, a decrease of $0.5 million as compared to the Company’s prior forecast.
●	Full year interest expense of approximately $49 million to $50 million, including approximately $3 million in amortization of deferred financing costs and approximately $3 million of noncash benefit from interest on derivatives.
●	Full year preferred stock dividends of approximately $14 million, which includes the Series G, H and I cumulative redeemable preferred stock.

Dividend Update

The Company expects to declare a fourth quarter common dividend that will be payable to stockholders of record as of December 29, 2023. The fourth quarter dividend will be paid in cash and will consist of the Company’s recently increased regular $0.07 per share quarterly dividend and an additional amount to distribute more of the Company’s expected taxable income. The amount of the total fourth quarter dividend will be declared in December and could be impacted by a variety of factors, including a material change in operating performance. The level of any future quarterly dividends will be determined by the Company’s board of directors after considering long-term operating projections, expected capital requirements and risks affecting the Company’s business.

On November 2, 2023, the Company’s Board of Directors declared cash dividends of $0.030365 per share payable to its Series G cumulative redeemable preferred stockholder, $0.382813 per share payable to its Series H cumulative redeemable preferred stockholders and $0.356250 per share payable to its Series I cumulative redeemable preferred stockholders. The dividends will be paid on January 16, 2024 to stockholders of record as of December 29, 2023.

Supplemental Disclosures

Contemporaneous with this release, the Company has furnished a Form 8-K with unaudited financial information. This additional information is being provided as a supplement to the information in this release and other filings with the SEC. The Company has no obligation to update any of the information provided to conform to actual results or changes in the Company’s portfolio, capital structure or future expectations.

Earnings Call

The Company will host a conference call to discuss third quarter financial results on November 7, 2023, at 12:00 p.m. Eastern Time (9:00 a.m. Pacific Time). A live webcast of the call will be available via the Investor Relations section of the Company’s website at www.sunstonehotels.com. Alternatively, interested parties may dial 1-888-330-3573 and reference conference ID 4831656 to listen to the live call. A replay of the webcast will also be archived on the website.

About Sunstone Hotel Investors, Inc.

Sunstone Hotel Investors, Inc. is a lodging real estate investment trust (“REIT”) that as of the date of this release owns 14 hotels comprised of 6,675 rooms, the majority of which are operated under nationally recognized brands. Sunstone’s strategy is to create long-term stakeholder value through the acquisition, active ownership and disposition of well-located hotel and resort real estate. For further information, please visit Sunstone’s website at www.sunstonehotels.com. The Company’s website is provided as a reference only and any information on the website is not incorporated by reference in this release.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including opinions, references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: we own upper upscale and luxury hotels in an industry that is highly competitive; events beyond our control, including economic slowdowns or recessions, pandemics, natural disasters, civil unrest and terrorism; rising hotel operating costs, including wages, employee-related benefits, food costs, commodity costs, including those used to renovate or reposition our hotels, property taxes, property and liability insurance and utilities may not be offset by increased room rates; system security risks, data protection breaches, cyber-attacks and systems integration issues, including those impacting the Company’s suppliers, hotel managers or franchisors; a significant portion of our hotels are geographically concentrated so we may be harmed by economic downturns or natural disasters in these areas of the country; we face possible risks associated with the physical and transitional effects of climate change; uninsured or underinsured losses could harm our financial condition; the operating results of some of our hotels are significantly reliant upon group and transient business generated by large corporate customers, and the loss of such customers for any reason could harm our operating results; the increased use of virtual meetings and other similar technologies could lessen the need for business-related travel, and, therefore, demand for rooms in our hotels may be adversely affected; our hotels have an ongoing need for capital investment and we may incur significant capital expenditures in connection with acquisitions, repositionings and other improvements, some of which are mandated by applicable laws or regulations or agreements with third parties, and the costs of such renovations, repositionings or improvements may exceed our expectations or cause other problems; delays in the acquisition, renovation or repositioning of hotel properties may have adverse effects on our results of operations and returns to our stockholders; accounting for the acquisition of a hotel property or other entity involves assumptions and estimations to determine fair value that could differ materially from the actual results achieved in future periods; volatility in the debt and equity markets may adversely affect our ability to acquire, renovate, refinance or sell our hotels; we may pursue joint venture investments that could be adversely affected by our lack of sole decision-making authority, our reliance on a co-venturer’s financial condition and disputes between us and our co-venturer; we may be subject to unknown or contingent liabilities related to recently sold or acquired hotels, as well as hotels we may sell or acquire in the future; we may seek to acquire a portfolio of hotels or a company, which could present more risks to our business and financial results than the acquisition of a single hotel; the sale of a hotel or portfolio of hotels is typically subject to contingencies, risks and uncertainties, any of which may cause us to be unsuccessful in completing the disposition; the illiquidity of real estate investments and the lack of alternative uses of hotel properties could significantly limit our ability to respond to adverse changes in the performance of our hotels; we may issue or invest in hotel loans, including subordinated or mezzanine loans, which could involve greater risks of loss than senior loans secured by income-producing real properties; if we make or invest in mortgage loans with the intent of gaining ownership of the hotel secured by or pledged to the loan, our ability to perfect an ownership interest in the hotel is subject to the sponsor’s willingness to forfeit the property in lieu of the debt; one of our hotels is subject to a ground lease with an unaffiliated party, the termination of which by the lessor for any reason, including due to our default on the lease, could cause us to lose the ability to operate the hotel altogether and may adversely affect our results of operations; because we are a REIT, we depend on third-parties to operate our hotels; we are subject to risks associated with our operators’ employment of hotel personnel; most of our hotels operate under a brand owned by Marriott, Hilton, Hyatt, Four Seasons or Montage. Should any of these brands experience a negative event, or receive negative publicity, our operating results may be harmed; our franchisors and brand managers may adopt new policies or change existing policies which could result in increased costs that could negatively impact our hotels; future adverse litigation judgments or settlements resulting from legal proceedings could have an adverse effect on our financial condition; claims by persons regarding our properties could affect the attractiveness of our hotels or cause us to incur additional expenses; the hotel business is seasonal and seasonal variations in business volume at our hotels will cause quarterly fluctuations in our revenue; changes in the debt and equity markets may adversely affect the value of our hotels; certain of our hotels have in the past become impaired and additional hotels may become impaired in the future; laws and governmental regulations may restrict the ways in which we use our hotel properties and increase the cost of compliance with such regulations. Noncompliance with such regulations could subject us to penalties, loss of value of our properties or civil damages; corporate responsibility, specifically related to ESG factors and commitments, may impose additional costs and expose us to new risks that could adversely affect our results of operations, financial condition and cash flows; our franchisors and brand managers may require us to make capital expenditures pursuant to property improvement plans or to comply with brand standards; termination of any of our franchise, management or operating lease agreements could cause us to lose business or lead to a default or acceleration of our obligations under certain of our debt instruments; the growth of alternative reservation channels could adversely affect our business and profitability; the failure of tenants in our hotels to make rent payments under our retail and restaurant leases may adversely affect our results of operations; we rely on our corporate and hotel senior management teams, the loss of whom may cause us to incur costs and harm our business; if we fail to maintain effective internal control over financial reporting and disclosure controls and procedures, we may not be able to accurately report our financial results; we have outstanding debt which may restrict our financial flexibility; certain of our debt is subject to variable interest rates, which can create uncertainty in forecasting our interest expense and may negatively impact our operating results; and other risks and uncertainties associated with the Company’s business described in its filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All forward-looking information provided herein is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

This release should be read together with the consolidated financial statements and notes thereto included in our most recent reports on Form 10-K and Form 10-Q. Copies of these reports are available on our website at www.sunstonehotels.com and through the SEC’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) at www.sec.gov.

Non-GAAP Financial Measures

We present the following non-GAAP financial measures that we believe are useful to investors as key supplemental measures of our operating performance: earnings before interest expense, taxes, depreciation and amortization for real estate, or EBITDAre; Adjusted EBITDAre, excluding noncontrolling interest (as defined below); funds from operations attributable to common stockholders, or FFO attributable to common stockholders; Adjusted FFO attributable to common stockholders (as defined below); hotel Adjusted EBITDAre; and hotel Adjusted EBITDAre margins. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with GAAP. In addition, our calculation of these measures may not be comparable to other companies that do not define such terms exactly the same as the Company. These non-GAAP measures are used in addition to and in conjunction with results presented in accordance with GAAP. They should not be considered as alternatives to net income (loss), cash flow from operations, or any other operating performance measure prescribed by GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

We present EBITDAre in accordance with guidelines established by the National Association of Real Estate Investment Trusts (“Nareit”), as defined in its September 2017 white paper “Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate.” We believe EBITDAre is a useful performance measure to help investors evaluate and compare the results of our operations from period to period in comparison to our peers. Nareit defines EBITDAre as net income (calculated in accordance with GAAP) plus interest expense, income tax expense, depreciation and amortization, gains or losses on the disposition of depreciated property (including gains or losses on change in control), impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in the value of depreciated property in the affiliate, and adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates.

We make additional adjustments to EBITDAre when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful information to investors regarding our operating performance, and that the presentation of Adjusted EBITDAre, excluding noncontrolling interest, when combined with the primary GAAP presentation of net income, is beneficial to an investor’s complete understanding of our operating performance. In addition, we use both EBITDAre and Adjusted EBITDAre, excluding noncontrolling interest as measures in determining the value of hotel acquisitions and dispositions.

We believe that the presentation of FFO attributable to common stockholders provides useful information to investors regarding our operating performance because it is a measure of our operations without regard to specified noncash items such as real estate depreciation and amortization, any real estate impairment loss and any gain or loss on sale of real estate assets, all of which are based on historical cost accounting and may be of lesser significance in evaluating our current performance. Our presentation of FFO attributable to common stockholders conforms to Nareit’s definition of “FFO applicable to common shares.” Our presentation may not be comparable to FFO reported by other REITs that do not define the terms in accordance with the current Nareit definition, or that interpret the current Nareit definition differently than we do.

We also present Adjusted FFO attributable to common stockholders when evaluating our operating performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance, and may facilitate comparisons of operating performance between periods and our peer companies.

We adjust EBITDAre and FFO attributable to common stockholders for the following items, which may occur in any period, and refer to these measures as either Adjusted EBITDAre, excluding noncontrolling interest or Adjusted FFO attributable to common stockholders:

●	Amortization of deferred stock compensation: we exclude the noncash expense incurred with the amortization of deferred stock compensation as this expense is based on historical stock prices at the date of grant to our corporate employees and does not reflect the underlying performance of our hotels.

●	Amortization of contract intangibles: we exclude the noncash amortization of any favorable or unfavorable contract intangibles recorded in conjunction with our hotel acquisitions. We exclude the noncash amortization of contract intangibles because it is based on historical cost accounting and is of lesser significance in evaluating our actual performance for the current period.

●	Gains or losses from debt transactions: we exclude the effect of finance charges and premiums associated with the extinguishment of debt, including the acceleration of deferred financing costs from the original issuance of the debt being redeemed or retired because, like interest expense, their removal helps investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure.

●	Cumulative effect of a change in accounting principle: from time to time, the FASB promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments, which include the accounting impact from prior periods, because they do not reflect our actual performance for that period.

●	Other adjustments: we exclude other adjustments that we believe are outside the ordinary course of business because we do not believe these costs reflect our actual performance for the period and/or the ongoing operations of our hotels. Such items may include: lawsuit settlement costs; the write-off of development costs associated with abandoned projects; property-level restructuring, severance and management transition costs; debt resolution costs; lease terminations; property insurance restoration proceeds or uninsured losses; and other nonrecurring identified adjustments.

In addition, to derive Adjusted EBITDAre, excluding noncontrolling interest we exclude the noncontrolling partner’s pro rata share of the net (income) loss allocated to the Hilton San Diego Bayfront partnership prior to our acquisition of the noncontrolling partner’s interest in June 2022, as well as the noncontrolling partner’s pro rata share of any EBITDAre and Adjusted EBITDAre components. We also exclude the amortization of our right-of-use assets and related lease obligations as these expenses are based on historical cost accounting and do not reflect the actual rent amounts due to the respective lessors or the underlying performance of our hotels. Additionally, we include an adjustment for the cash finance lease expense recorded on the building lease at the Hyatt Centric Chicago Magnificent Mile (prior to the hotel’s sale in February 2022). We determined that the building lease was a finance lease, and, therefore, we included a portion of the lease payment each month in interest expense. We adjust EBITDAre for the finance lease in order to more accurately reflect the actual rent due to the hotel’s lessor in the respective period, as well as the operating performance of the hotel. We also exclude the effect of gains and losses on the disposition of undepreciated assets because we believe that including them in Adjusted EBITDAre, excluding noncontrolling interest is not consistent with reflecting the ongoing performance of our assets.

To derive Adjusted FFO attributable to common stockholders, we also exclude the noncash interest on our derivatives and finance lease obligation as we believe that these items are not reflective of our ongoing finance costs. Additionally, we exclude the noncontrolling partner’s pro rata share of any FFO adjustments related to our consolidated Hilton San Diego Bayfront partnership components prior to our acquisition of the noncontrolling partner’s interest in June 2022. We also exclude the real estate amortization of our right-of-use assets and related lease obligations, which includes the amortization of both our finance and operating lease intangibles (with the exception of our corporate operating lease), as these expenses are based on historical cost accounting and do not reflect the actual rent amounts due to the respective lessors or the underlying performance of our hotels. In addition, we exclude preferred stock redemption charges, changes to deferred tax assets, liabilities or valuation allowances, and income tax benefits or provisions associated with the application of net operating loss carryforwards, uncertain tax positions or with the sale of assets other than real estate investments.

In presenting hotel Adjusted EBITDAre and hotel Adjusted EBITDAre margins, miscellaneous non-hotel items have been excluded. We believe the calculation of hotel Adjusted EBITDAre results in a more accurate presentation of the hotel Adjusted EBITDAre margins for our hotels, and that these non-GAAP financial measures are useful to investors in evaluating our property-level operating performance.

Comparable operating statistics in this release include both prior ownership results and the Company’s ownership results for The Confidante Miami Beach, acquired by the Company in June 2022. We obtained prior ownership information from the previous owner of The Confidante Miami Beach during the due diligence period before acquiring the hotel. We performed a limited review of the information as part of our analysis of the acquisition. We believe providing comparable hotel data is useful to us and to investors in evaluating our operating performance because this measure helps us and investors evaluate and compare the results of our operations from period to period by removing the fluctuations caused by any acquisitions or dispositions.

Reconciliations of net income to EBITDAre, Adjusted EBITDAre, excluding noncontrolling interest, FFO attributable to common stockholders, Adjusted FFO attributable to common stockholders, hotel Adjusted EBITDAre and hotel Adjusted EBITDAre margins are set forth in the following pages of this release.

Sunstone Hotel Investors, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share data)

	September 30,	December 31,
	2023	2022
	(unaudited)
Assets
Investment in hotel properties, net	$2,580,421	$2,840,928
Operating lease right-of-use assets, net	13,884	15,025
Cash and cash equivalents	113,768	101,223
Restricted cash	71,228	55,983
Accounts receivable, net	28,646	42,092
Prepaid expenses and other assets, net	33,106	27,566
Assets held for sale	247,776	—
Total assets	$3,088,829	$3,082,817

Liabilities and Stockholders' Equity
Debt, net of unamortized deferred financing costs	$814,702	$812,681
Operating lease obligations	17,884	19,012
Accounts payable and accrued expenses	60,854	73,735
Dividends and distributions payable	17,765	13,995
Other liabilities	74,542	78,433
Liabilities of assets held for sale	15,397	—
Total liabilities	1,001,144	997,856

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.01 par value, 100,000,000 shares authorized:
Series G Cumulative Redeemable Preferred Stock, 2,650,000 shares issued and outstanding at both September 30, 2023 and December 31, 2022, stated at liquidation preference of $25.00 per share	66,250	66,250
6.125% Series H Cumulative Redeemable Preferred Stock, 4,600,000 shares issued and outstanding at both September 30, 2023 and December 31, 2022, stated at liquidation preference of $25.00 per share	115,000	115,000
5.70% Series I Cumulative Redeemable Preferred Stock, 4,000,000 shares issued and outstanding at both September 30, 2023 and December 31, 2022, stated at liquidation preference of $25.00 per share	100,000	100,000
Common stock, $0.01 par value, 500,000,000 shares authorized, 205,623,316 shares issued and outstanding at September 30, 2023 and 209,320,447 shares issued and outstanding at December 31, 2022	2,056	2,093
Additional paid in capital	2,434,649	2,465,595
Distributions in excess of retained earnings	(630,270)	(663,977)
Total stockholders' equity	2,087,685	2,084,961

Total liabilities and stockholders' equity	$3,088,829	$3,082,817

Sunstone Hotel Investors, Inc.

Unaudited Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Revenues
Room	$158,467	$158,400	$484,304	$428,893
Food and beverage	64,007	63,476	213,634	174,717
Other operating	25,226	22,438	69,317	64,299
Total revenues	247,700	244,314	767,255	667,909
Operating expenses
Room	41,034	38,791	122,756	106,594
Food and beverage	47,777	47,181	148,309	125,959
Other operating	6,129	6,440	18,031	17,965
Advertising and promotion	12,767	12,325	39,686	34,420
Repairs and maintenance	10,060	9,382	29,112	27,369
Utilities	7,784	7,708	21,644	19,652
Franchise costs	4,278	4,145	12,756	11,429
Property tax, ground lease and insurance	21,709	19,714	60,320	53,160
Other property-level expenses	29,020	29,032	92,654	83,333
Corporate overhead	7,127	7,879	23,991	27,310
Depreciation and amortization	33,188	31,750	97,927	94,003
Total operating expenses	220,873	214,347	667,186	601,194
Interest and other income	1,218	270	6,398	4,766
Interest expense	(11,894)	(9,269)	(34,911)	(20,288)
Gain on sale of assets	—	—	—	22,946
Gain (loss) on extinguishment of debt, net	9	(770)	9,930	(962)
Income before income taxes	16,160	20,198	81,486	73,177
Income tax (provision) benefit, net	(602)	290	(1,763)	126
Net income	15,558	20,488	79,723	73,303
Income from consolidated joint venture attributable to noncontrolling interest	—	—	—	(3,477)
Preferred stock dividends	(3,226)	(3,351)	(10,762)	(10,897)
Income attributable to common stockholders	$12,332	$17,137	$68,961	$58,929

Basic and diluted per share amounts:
Basic and diluted income attributable to common stockholders per common share	$0.06	$0.08	$0.33	$0.27

Basic weighted average common shares outstanding	205,570	211,010	206,257	213,799
Diluted weighted average common shares outstanding	205,782	211,289	206,553	213,869

Distributions declared per common share	$0.07	$0.05	$0.17	$0.05

Sunstone Hotel Investors, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

(Unaudited and in thousands)

Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre, Excluding Noncontrolling Interest

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Net income	$15,558	$20,488	$79,723	$73,303
Operations held for investment:
Depreciation and amortization	33,188	31,750	97,927	94,003
Interest expense	11,894	9,269	34,911	20,288
Income tax provision (benefit), net	602	(290)	1,763	(126)
Gain on sale of assets	—	—	—	(22,946)
EBITDAre	61,242	61,217	214,324	164,522

Operations held for investment:
Amortization of deferred stock compensation	2,511	2,230	8,263	8,661
Amortization of right-of-use assets and obligations	(13)	(350)	(82)	(1,050)
Amortization of contract intangibles, net	(19)	(19)	(55)	(43)
Finance lease obligation interest - cash ground rent	—	—	—	(117)
(Gain) loss on extinguishment of debt, net	(9)	770	(9,930)	962
Hurricane-related insurance restoration proceeds net of losses	—	—	(3,722)	(2,755)
Noncontrolling interest	—	—	—	(5,175)
Adjustments to EBITDAre, net	2,470	2,631	(5,526)	483

Adjusted EBITDAre, excluding noncontrolling interest	$63,712	$63,848	$208,798	$165,005

Sunstone Hotel Investors, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

(Unaudited and in thousands, except per share data)

Reconciliation of Net Income to FFO Attributable to Common Stockholders and

Adjusted FFO Attributable to Common Stockholders

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Net income	$15,558	$20,488	$79,723	$73,303
Preferred stock dividends	(3,226)	(3,351)	(10,762)	(10,897)
Operations held for investment:
Real estate depreciation and amortization	33,025	31,313	97,456	92,796
Gain on sale of assets	—	—	—	(22,946)
Noncontrolling interest	—	—	—	(4,933)
FFO attributable to common stockholders	45,357	48,450	166,417	127,323

Operations held for investment:
Amortization of deferred stock compensation	2,511	2,230	8,263	8,661
Real estate amortization of right-of-use assets and obligations	(124)	(288)	(371)	(868)
Amortization of contract intangibles, net	84	141	252	344
Noncash interest on derivatives, net	(1,469)	(39)	(3,348)	(2,904)
(Gain) loss on extinguishment of debt, net	(9)	770	(9,930)	962
Hurricane-related insurance restoration proceeds net of losses	—	—	(3,722)	(2,755)
Noncontrolling interest	—	—	—	132
Adjustments to FFO attributable to common stockholders, net	993	2,814	(8,856)	3,572

Adjusted FFO attributable to common stockholders	$46,350	$51,264	$157,561	$130,895

FFO attributable to common stockholders per diluted share	$0.22	$0.23	$0.80	$0.59

Adjusted FFO attributable to common stockholders per diluted share	$0.23	$0.24	$0.76	$0.61

Basic weighted average shares outstanding	205,570	211,010	206,257	213,799
Shares associated with unvested restricted stock awards	411	594	473	350
Diluted weighted average shares outstanding	205,981	211,604	206,730	214,149

Sunstone Hotel Investors, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

Guidance for Fourth Quarter 2023

(Unaudited and in thousands, except for per share amounts)

Reconciliation of Net Income to Adjusted EBITDAre

	Quarter Ended
	December 31, 2023
	Low	High

Net income	$124,900	$130,300
Depreciation and amortization	28,800	28,800
Interest expense	14,200	13,800
Income tax provision	600	600
Amortization of deferred stock compensation	2,500	2,500
Gain on sale of assets	(123,000)	(123,000)
Adjusted EBITDAre	$48,000	$53,000

Reconciliation of Net Income to Adjusted FFO Attributable to Common Stockholders

	Quarter Ended
	December 31, 2023
	Low	High

Net income	$124,900	$130,300
Preferred stock dividends	(3,200)	(3,200)
Real estate depreciation and amortization	28,500	28,500
Amortization of deferred stock compensation	2,500	2,500
Gain on sale of assets	(123,000)	(123,000)
Adjusted FFO attributable to common stockholders	$29,700	$35,100

Adjusted FFO attributable to common stockholders per diluted share	$0.14	$0.17

Diluted weighted average shares outstanding	205,500	205,500

Sunstone Hotel Investors, Inc.

Non-GAAP Financial Measures

Hotel Adjusted EBITDAre and Margins

(Unaudited and in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Comparable Hotel Adjusted EBITDAre Margin (1)	27.0%	28.4%	28.9%	29.0%

Total revenues	$247,700	$244,314	$767,255	$667,909
Non-hotel revenues (2)	(19)	(19)	(55)	(57)
Total Actual Hotel Revenues	247,681	244,295	767,200	667,852
Prior ownership hotel revenues (3)	—	—	—	22,637
Sold hotel revenues (4)	—	—	—	(3,234)
Comparable Hotel Revenues	$247,681	$244,295	$767,200	$687,255

Net income	$15,558	$20,488	$79,723	$73,303
Non-hotel revenues (2)	(19)	(19)	(55)	(57)
Non-hotel operating expenses, net (5)	(270)	(270)	(895)	(1,085)
Taxes assessed on commercial rents (6)	82	115	444	115
Property-level hurricane-related restoration expenses (7)	—	—	—	1,614
Corporate overhead	7,127	7,879	23,991	27,310
Depreciation and amortization	33,188	31,750	97,927	94,003
Interest and other income	(1,218)	(270)	(6,398)	(4,766)
Interest expense	11,894	9,269	34,911	20,288
Gain on sale of assets	—	—	—	(22,946)
(Gain) loss on extinguishment of debt, net	(9)	770	(9,930)	962
Income tax provision (benefit), net	602	(290)	1,763	(126)
Actual Hotel Adjusted EBITDAre	66,935	69,422	221,481	188,615
Prior ownership hotel Adjusted EBITDAre (3)	—	—	—	8,630
Sold hotel Adjusted EBITDAre (4)	—	—	—	2,172
Comparable Hotel Adjusted EBITDAre	$66,935	$69,422	$221,481	$199,417

*Footnotes on following page

(1)	Comparable Hotel Adjusted EBITDAre Margin is calculated as Comparable Hotel Adjusted EBITDAre divided by Comparable Hotel Revenues.
(2)	Non-hotel revenues include the amortization of any favorable or unfavorable contract intangibles recorded in conjunction with the Company's hotel acquisitions.
(3)	Prior ownership hotel revenues and Adjusted EBITDAre for the first nine months of 2022 include results for The Confidante Miami Beach prior to the Company’s acquisition of the hotel in June 2022. The Company obtained prior ownership information from the hotel’s previous owner during the due diligence period before acquiring the hotel. The Company performed a limited review of the information as part of its analysis of the acquisition. The Company determined the amount to include as pro forma depreciation expense based on the hotel’s actual depreciation expense recognized by the Company.
(4)	Sold hotel revenues and Adjusted EBITDAre for the first nine months of 2022 include results for the Embassy Suites Chicago and the Hilton Garden Inn Chicago Downtown/Magnificent Mile, sold in March 2022, and the Hyatt Centric Chicago Magnificent Mile, sold in February 2022.
(5)	Non-hotel operating expenses, net for both the third quarters and first nine months of 2023 and 2022 include the amortization of hotel real estate-related right-of-use assets and obligations. Non-hotel operating expenses, net for both the first nine months of 2023 and 2022 include prior year property tax credits related to sold hotels. Non-hotel operating expenses, net for the first nine months of 2022 also include the amortization of a favorable management agreement contract intangible prior to the hotel's sale in March 2022, and finance lease obligation interest - cash ground rent prior to the hotel's sale in February 2022.
(6)	Taxes assessed on commercial rents for both the third quarters of 2023 and 2022 include $0.1 million and for the first nine months of 2023 and 2022 include $0.4 million and $0.1 million, respectively, at the Hyatt Regency San Francisco.
(7)	Property-level hurricane-related restoration expenses for the first nine months of 2022 include $1.6 million incurred at the Hilton New Orleans St. Charles and the JW Marriott New Orleans.